UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2004

Burlington Northern Santa Fe Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11535	41-1804964
(Commission File Number)	(IRS Employer Identification No.)

2650 Lou Menk Drive, Fort Worth, TX	76131
(Address of Principal Executive Offices)	(Zip Code)

(800) 795-2673

(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On December 9, 2004, the Board of Directors of Burlington Northern Santa Fe Corporation (the “Company”) approved amendments to the Burlington Northern Santa Fe Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”), the Burlington Northern Santa Fe Supplemental Retirement Plan (the “Supplemental Retirement Plan”), the Burlington Northern Santa Fe Corporation Supplemental Investment and Retirement Plan (the “Supplemental Investment and Retirement Plan”), the Burlington Northern Santa Fe Corporation Senior Management Stock Deferral Plan (the “Senior Management Stock Deferral Plan”), and the Burlington Northern Santa Fe Deferred Compensation Plan for Directors (the “Deferred Compensation Plan for Directors”) (collectively the “Plans”). Each of the Plans are exhibits to the Company’s Annual Report on Form 10-K as a management contract or compensatory plan or arrangement. The Deferred Compensation Plan for Directors applies to non-employee directors of the Company. Each of the other Plans apply to salaried employees of the Company and its subsidiaries including executive officers.

The Deferred Compensation Plan was amended to: freeze participation to current account-holders; confirm that the default lump-sum distribution election is a lump sum for undistributed base salary deferrals if no other irrevocable installment payment election is on file by December 31, 2004; eliminate the hardship withdrawal provision after December 31, 2004; and provide that the Employee Benefits Committee will serve as the plan’s Management Committee. The Supplemental Retirement Plan was amended to: confirm that the default distribution election is an annuity elected upon retirement; eliminate the Compensation and Development Committee’s discretion to accelerate benefits; and give the Chief Executive Officer the authority to approve technical plan amendments to comply with the Act, other than amendments which increase benefits. The Supplemental Investment and Retirement Plan was amended to: increase the maximum deferral rate to 25% from 15% effective April 1, 2004, to conform with the qualified 401(K) Plan and to reflect commitments made by the Company in April, 2004; change eligibility after December 31, 2004 to 30 days after appointment to a senior manager position; require that irrevocable deferral elections be made by December 31 for the subsequent calendar year, or within 30 days of an employee’s first eligibility; require that irrevocable elections of the form and date of distribution be made by December 31, 2004, or within 30 days of eligibility to participate, and that, in the absence of an election, the amount will be paid in a lump sum as soon as practical following termination of employment; provide that distributions for “key employees” may not be made sooner than six months after separation from service; and eliminate the hardship withdrawal provision after December 31, 2004.

The Senior Management Stock Deferral Plan was amended to: freeze participation to current account holders after December 31, 2004; require that irrevocable distribution elections be made by December 31, 2004, that such elections be irrevocable and that, in the absence of an election, distributions will occur in a lump sum within 60 days after termination of employment; provide that distributions to “key employees” may not be made sooner than six months after separation; and eliminate the hardship withdrawal provision after December 31, 2004. The Deferred Compensation Plan for Directors was amended to provide for no new deferral elections and no distribution election after December 31, 2004, or such later date as may be permitted for distribution elections under the Act.

Attached as exhibits to this report are the amendments to each of the Plans.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

See Exhibit Index included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON NORTHERN SANTA FE CORPORATION

Date: December 15, 2004	By:	/s/ Jeffrey R. Moreland
Jeffrey R. Moreland
Executive Vice President Law & Government Affairs and Secretary

BURLINGTON NORTHERN SANTA FE CORPORATION

INDEX OF EXHIBITS

Exhibit Number	Description
10.1	Amendment of Burlington Northern Santa Fe Corporation Deferred Compensation Plan

10.2	Amendment of Burlington Northern Santa Fe Supplemental Retirement Plan

10.3	Amendment of Burlington Northern Santa Fe Corporation Supplemental Investment and Retirement Plan

10.4	Amendment of Burlington Northern Santa Fe Corporation Senior Management Stock Deferral Plan

10.5	Amendment of Burlington Northern Santa Fe Deferred Compensation Plan for Directors

99.1	Form of Notice of Grant of Incentive Stock Options and Non-Qualified Stock Options and Award Agreement

99.2	Form of Burlington Northern Santa Fe 1999 Stock Incentive Plan Stock Option Award Agreement Terms and Conditions

99.3	Form of 1999 Stock Incentive Plan Master Restricted Stock Award Agreement

99.4	Form of 1999 Stock Incentive Plan Reload Stock Option Agreement

99.5	Form of 1999 Stock Incentive Plan Exchange Option Grant Agreement

99.6	Form of 1999 Stock Incentive Plan Senior Management Stock Deferral Plan Award Agreement

99.7	Form of 1999 Stock Incentive Plan Individual Stock Award Agreement

99.8	Form of Burlington Northern Santa Fe Non-Employee Directors’ Stock Plan Director’s Restricted Stock Unit Award Agreement

99.9	Form of Burlington Northern Santa Fe Non-Employee Directors’ Stock Plan Non-Qualified Stock Option Grant Agreement